UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) — May 29, 2020

MDC PARTNERS INC.

(Exact Name of Registrant as Specified in its Charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

330 Hudson Street, 10th Floor, New York, NY 10013

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, no par value	MDCA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment to Credit Agreement

On May 29, 2020 (the “Effective Date”), MDC Partners Inc. (the “Company”), Maxxcom Inc., a subsidiary of the Company (“Maxxcom”), and each of their subsidiaries party thereto entered into an amendment (the “Second Amendment”) to the existing senior secured revolving credit facility, dated as of May 3, 2016 (as amended by that certain Consent and First Amendment dated as of March 12, 2019, the “Credit Agreement”), among the Company, Maxxcom, each of their subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as agent (“Wells Fargo”), and the lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Second Amendment (including the Credit Agreement attached to the Second Amendment as Annex A), which is filed as Exhibit 10.1 to this Form 8-K.

The Second Amendment extends the maturity date of the Credit Agreement from May 3, 2021 to February 3, 2022 and expands the eligibility criteria for certain of the Company’s receivables to be included in the borrowing base. In connection with the Second Amendment, each of Wells Fargo, JPMorgan Chase Bank, N.A. and Citizens Bank, National Association maintained their respective commitment levels while total commitments under the facility were reduced from $250,000,000 to $211,500,000 as two smaller lenders exited the group. As a result of the expanded borrowing base definition, the Second Amendment may have the effect of increasing availability from time to time.

As of the Effective Date, the Company’s cash on hand exceeded its borrowings under the facility.

As amended by the Second Amendment, the Non-Prime Rate Margin and Prime Rate Margin applicable to Advances under the Credit Agreement will be based on a total leverage ratio grid and re-determined as of the first day of each quarter. The applicable margin will range from 2.50% to 3.00% for Non-Prime Rate Loans and from 1.75% to 2.25% for Prime Rate Loans. As of the date hereof, the Non-Prime Rate Margin and the Prime Rate Margin are 2.75% and 2.00%, respectively. The Second Amendment also contains a one percent (1.00%) floor on the LIBOR Rate and a mechanism for replacement of the LIBOR Rate.

As amended by the Second Amendment, the Credit Agreement requires that the Company achieve a minimum EBITDA (as defined), measured on a quarter-end basis, of at least $120,000,000 for the 12-month period ending on the last day of each calendar quarter. In addition, from and after the Effective Date, the Second Amendment limits the Company’s ability to make certain restricted junior payments.

The foregoing summary description of the Second Amendment to the Credit Agreement is qualified in its entirety by reference to the full text of the amendment. The Second Amendment (including Annex A thereto) is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01 Other Events

On June 1, 2020, the Company issued a press release announcing its entry into the Second Amendment to the Credit Agreement. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Second Amendment, dated as of May 29, 2020, to the Second Amended and Restated Credit Agreement, dated as of May 3, 2016, among the Company, Maxxcom Inc., each of their subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as agent and the lenders from time to time party thereto.

99.1 Press release dated June 1, 2020.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2020	MDC Partners Inc.

	By:	/s/ Jonathan Mirsky Jonathan B. Mirsky

General Counsel

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